Exhibit 10.17

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

GEOVAX LABS, INC.

COMMON STOCK PURCHASE WARRANT

This Common Stock Purchase Warrant (this “Warrant”) is issued as of the 28th day of February, 2018, by GeoVax Labs, Inc., a Delaware corporation (the “Company”), to Georgia Research Alliance, Inc. (the “Holder”).

1.     Issuance of Warrant; Term; Price.

1.1.     Issuance. Concurrently herewith, the Holder is making a loan to the Company in the amount of $50,000.00 (the “Loan”) pursuant to the terms of that certain Note Purchase Agreement, dated as of February 28, 2018, between the Company and the Holder (the “Purchase Agreement”). The Loan is evidenced by a Subordinated Promissory Note, dated as of February 28, 2018 (together with any and all extensions, replacements and renewals thereof, the “Note”). In consideration of the funding of the Loan, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 178,571 shares (the “Shares”) of the Company’s Common Stock, par value $.001 per share (the “Warrant Stock”).

1.2     Term. This Warrant shall be exercisable in whole or in part from the date hereof until February 28, 20231.

1.3     Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to $.042.

2.     Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows.

2.1.     Dividends in Stock Adjustment. In case at any time or from time to time on or after the date of this Warrant and while this Warrant is outstanding and unexpired, the holders of the Warrant Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would have been entitled to receive if it had exercised this Warrant on the date hereof and thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

1 5 years from the date of issuance

2.2.     Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any merger, consolidation or reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, merger, consolidation or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3.     Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased, all subject to further adjustment as provided in this Section 2.

2.4     Other Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against impairment.

3.     No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Warrant Price.

4.     No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6 hereof.

5.     Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6.     Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7.     Notice of Certain Events; Certificate of Adjustment; Registration Rights. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment. If the Company proposes at any time to declare or pay any dividend or distribution on the Warrant Stock, to effect a Deemed Liquidation Event, to register any shares of Warrant Stock, or to liquidate, dissolve or wind up, the Company shall provide the Holder with at least 15 days’ prior written notice prior to taking such action or, in the case of any contemplated dividend or distribution on the Warrant Stock, written notice at least 15 days prior to the record date for such dividend or distribution. In addition, if the Company shall take or propose to take any other action, notice of which is provided to holders of the Warrant Stock, then the Company shall provide written notice of same to the Holder at the same time and in the same manner it provides notice to the holders of Warrant Stock. Any merger, sale, consolidation, reorganization, sale or exclusive license of all or substantially all of the assets or similar transaction involving the Company, whether in one or a series of related transactions, will constitute a “Deemed Liquidation Event.”

8.     Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 9. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

9.     Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.   Miscellaneous. This Warrant shall be governed by the laws of the State of Georgia, without regard to the conflict of laws provisions thereof. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

11.   Amendment; Waiver. Any term of this Warrant may be amended, and any provision hereof waived, only with the written consent of the Company and the Holder.

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IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

GEOVAX LABS, INC., a Delaware corporation By: Name: Title:

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